                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Just Toys, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                JUST TOYS, INC.
                              50 WEST 23RD STREET
                           NEW YORK, NEW YORK 10010

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of
 Just Toys, Inc.

  Please take notice that the 1997 Annual Meeting of Stockholders of Just Toys, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 3, 1997 at 10:00 A.M. at the Company's showroom at 200 Fifth Avenue, Suite 1250, New York, New York for the following purposes:

  1. to elect a board of seven directors;

  2. to approve the issuance of two options, each for the purchase of up to 50,000 shares of the Company's common stock, to Morton J. Levy, the Company's Chairman of the Board and Chief Executive Officer;

  3. to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year; and

  4. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on April 30, 1997 as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting.

  YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Seymour Rosenthal
                                          Secretary

New York, New York
May 2, 1997

                        ANNUAL MEETING OF STOCKHOLDERS

                                      OF

                                JUST TOYS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The proxy accompanying this proxy statement is solicited by the Board of Directors of Just Toys, Inc., a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders to be held on Tuesday, June 3, 1997 at 10:00 A.M. at the Company's showroom at 200 Fifth Avenue, Suite 1250, New York, New York, and at any adjournment or adjournments thereof.

  All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, the shares represented by the proxies will be voted in accordance with the recommendations of the Board of Directors as indicated in this proxy statement and in the discretion of the proxy holders on any other matters that may properly come before the meeting. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment.

  The approximate date of mailing of this proxy statement and the accompanying proxy to stockholders is May 2, 1997. The Company's principal executive offices are located at 50 West 23rd Street, New York, New York 10010.

                        VOTING SECURITIES--RECORD DATE

  Only holders of the Company's common stock, $.01 par value per share (the "Common Stock"), of record at the close of business on April 30, 1997 (the "Record Date") will be entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. On that date, 4,150,000 shares of Common Stock were issued and outstanding.

  Each share of Common Stock entitles the holder thereof to one vote with respect to each proposal properly brought before the meeting for consideration by stockholders. The holders of a majority of the outstanding shares of Common Stock entitled to vote must be present at the meeting in person or by proxy to constitute a quorum.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information at April 30, 1997, as to shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) the Company's directors, the Chief Executive Officer and the other three executive officers identified in the Summary Compensation Table below that continue to be employed by the Company and (iii) the directors and executive officers of the Company as a group.

           NAME AND ADDRESS OF              AMOUNT AND NATURE OF    PERCENT OF
             BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)    CLASS
           -------------------             ----------------------- ------------
Roger Gimbel..............................          726,888(2)         17.5%
 4 West 33rd Street
 New York, New York 10001
RGA Accessories, Inc. ....................          630,000            15.2%
 4 West 33rd Street
 New York, New York 10001
Morton J. Levy............................          268,395(3)         6.3%
 50 West 23rd Street
 New York, New York 10010
FMR Corp. ................................          253,900(4)         6.1%
 82 Devonshire Street
 Boston, Massachusetts 02109
Kennedy Capital Management, Inc. .........          219,680(5)         5.3%
 10829 Olive Blvd.
 St. Louis, Missouri 63141
Howard Kaufman............................           98,888(6)         2.4%
 Bishops Estate
 Lenox, Massachusetts 01290
Barry Shapiro.............................           49,866(7)         1.2%
 50 West 23rd Street
 New York, New York 10010
Donald D. Shack...........................           34,000(8)     Less than 1%
 530 Fifth Avenue
 New York, New York 10036
Irwin Naitove.............................            3,000(9)     Less than 1%
 RR1
 Box 630
 Mount Holly, Vermont 05758
Robert Pagano.............................            2,000(10)    Less than 1%
 50 West 23rd Street
 New York, New York 10010
Charmaine Jefferson.......................            1,000(11)    Less than 1%
 2003 Victoria Avenue
 Los Angeles, California 90016
All directors and executive officers as
 a group (twelve persons).................        1,209,563(12)        27.7%

--------
(1) Except as otherwise indicated in the following footnotes, the persons listed in the table own of record the shares of Common Stock opposite their name and have sole voting and investment power with respect to such shares of Common Stock.

 (2) Includes 630,000 shares of Common Stock owned by RGA Accessories, Inc. of which Roger Gimbel is the controlling stockholder, President and Chief Executive Officer, and 8,000 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1992 Incentive and Non-Qualified Stock Option Plan (the "Plan").
 (3) Includes 1,500 shares owned by Mr. Levy as custodian for his grandson under the Uniform Gifts to Minors Act and 70,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan and 50,000 shares issuable upon exercise of a separate currently exercisable stock option.
 (4) Based upon information set forth in Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about February 14, 1997. The ownership of Fidelity Advisor Strategic Opportunities Fund ("Fidelity Advisor") amounted to 253,900 shares or 6.1% of the Common Stock outstanding at December 31, 1996. Fidelity Management and Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of such shares as a result of acting as investment adviser to Fidelity Advisor. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and Fidelity Advisor, each have sole power to dispose of such shares.
 (5) Based upon information set forth in Schedule 13G filed by Kennedy Capital Management, Inc. ("Kennedy") with the Securities and Exchange Commission on or about February 10, 1997, Kennedy is the beneficial owner of 219,680 shares or 5.3% of the Common Stock outstanding at December 31, 1996 as a result of acting as an investment advisor. Kennedy has sole power to dispose of such shares.
 (6) Includes 10,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.
 (7) Includes 23,200 shares issuable upon exercise of currently exercisable stock options granted under the Plan.
 (8) Includes 34,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.
 (9) Includes 3,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.
(10) Includes 2,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.
(11) Includes 1,000 shares issuable upon exercise of currently exercisable stock options granted under the Plan.
(12) Includes 204,400 shares issuable upon exercise of currently exercisable stock options and 13,799 shares issuable upon exercise of a currently exercisable warrant issued in connection with the acquisition by the Company of certain assets of Table Toys, Inc. (the "Table Toys Acquisition"). Also includes 1,027 shares issuable upon conversion of 1,027 shares of the Company's Series B Convertible Redeemable Preferred Stock owned by Scott Buske, the Company's Vice President of Domestic Manufacturing Operations and/or his spouse which were issued in connection with the Table Toys Acquisition.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  At the 1997 Annual Meeting of Stockholders, seven directors, constituting the entire Board of Directors, are to be nominated for election, to serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares of Common Stock represented by each duly executed and returned proxy will be voted FOR the election as directors of the persons named below.

  Each of the persons named below as a nominee for director is currently a director of the Company and their respective stock ownership is set forth above under "Security Ownership of Certain Beneficial Owners and Management."

  If any nominee is not a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and for the others named below.

  The Company's By-Laws provide that directors be elected by a plurality of the votes cast at the meeting by the holders of the outstanding shares of Common Stock entitled to notice of, and to vote in, the election.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

NOMINEES FOR ELECTION AS DIRECTORS

                                                                              DIRECTOR
          NAME           AGE               PRINCIPAL OCCUPATION                SINCE
          ----           ---               --------------------               --------
Roger Gimbel............  66 Vice Chairman of the Board of Directors; Chief     1992
                              Executive Officer and President of RGA
                              Accessories, Inc.
Charmaine Jefferson.....  43 Director of the Company; Vice President of         1995
                              Business Affairs of de Passe Entertainment;
                              President of Kelan Resources
Howard Kaufman..........  70 Director of the Company; private investor          1992
Morton J. Levy..........  75 Chairman of the Board of Directors and Chief       1992
                              Executive Officer of the Company
Irwin Naitove...........  79 Director of the Company; private investor          1995
Donald D. Shack.........  68 Director of the Company; member of the law firm    1992
                              of Shack & Siegel, P.C.
Barry Shapiro...........  55 Director, President and Chief Operating Officer    1995
                              of the Company

  ROGER GIMBEL was appointed Vice Chairman of the Board of Directors, Chief Financial Officer and Vice President of the Company in August 1992. Due to health reasons, Mr. Gimbel resigned as Chief Financial Officer and Vice President of the Company in April 1995. Mr. Gimbel was one of the founders of the Company, and, since the commencement of operations, he and RGA Accessories, Inc. ("RGA"), one of the partners of the joint venture that was the predecessor to the Company, have provided administrative services to the Company. See "Certain Relationships and Related Transactions." Mr. Gimbel is the Chief Executive Officer and President of RGA, which in addition to providing services to the Company, is an importer and distributor of personal accessories, small leather goods and related items.

  CHARMAINE JEFFERSON was appointed a director of the Company in July 1995. Ms. Jefferson is an attorney and is currently employed as Vice President of Business Affairs for de Passe Entertainment, Inc. which is engaged in the development and production of television programming and feature films and talent management and as President of Kelan Resources, a non-profit arts management consulting firm. From June 1995 to April 1996, Ms. Jefferson was self-employed as a consultant providing management advice to not-for-profit corporations. From August 1992 to June 1995, Ms. Jefferson was employed as the Executive Director of the Dance Theatre of Harlem, Inc. From 1988 through August 1992, Ms. Jefferson was Deputy and Acting Commissioner for the New York City Department of Cultural Affairs.

  HOWARD KAUFMAN was appointed a director of the Company in October 1992. Mr. Kaufman has been engaged in the toy business for approximately 34 years, having been a founder and principal officer of KayBee Stores, a division of the Melville Corporation. For more than the past five years, Mr. Kaufman has been a private investor. Mr. Kaufman is also a director of Berkshire Life Insurance Company.

  MORTON J. LEVY was appointed Chairman of the Board and Chief Executive Officer of the Company in March 1995. Effective July 1, 1997, Mr. Levy will remain as Chairman of the Board and Mr. Shapiro will become the Chief Executive Officer. Mr. Levy is a director and officer of each of the Company's subsidiaries. He was appointed a director of the Company in October 1992 and became a consultant to the Company in 1994 until being hired as Chief Executive Officer in March 1995. Mr. Levy has been engaged in the toy business for over 35 years, having been a founder and principal officer of Gabriel Industries, Inc., a diversified toy manufacturer. For more than five years prior to his engagement as a consultant to the Company, Mr. Levy was a private investor.

  IRWIN NAITOVE was appointed a director of the Company in May 1995. Mr. Naitove has been in corporate finance for the past 45 years. For more than the past five years, Mr. Naitove has been a private investor.

  DONALD D. SHACK was appointed a director of the Company in August 1992. Mr. Shack is an attorney and, since April 1993, has been a member of the law firm of Shack & Siegel, P.C., general counsel to the Company. From January 1990 through March 1993, Mr. Shack was a member of the law firm of Whitman & Ransom which served as general counsel to the Company during that period. Mr. Shack is also a director of the following publicly-held companies: Andover Togs, Inc., Ark Restaurants Corp. and International Citrus Corporation.

  BARRY SHAPIRO was appointed President and Chief Operating Officer of the Company in March 1995. Effective July 1, 1997, Mr. Shapiro will become the Chief Executive Officer of the Company. Mr. Shapiro is Chairman of the Company's Hong Kong subsidiaries and a director and officer of each of the Company's subsidiaries. He was appointed a director of the Company in April 1995. Mr. Shapiro has been engaged in the toy business for almost 30 years. In November 1994, Mr. Shapiro was appointed Executive Vice President of the Company. From December 1993 until November 1994, he served as Managing Director for the Company's Hong Kong subsidiaries, Joyful World Enterprises, Ltd. and Just Toys Products, Ltd. From October 1991 to November 1993, he was the President of Packaging Specialists, a manufacturer and distributor of protective packaging. From January 1984 to June 1991, Mr. Shapiro was Executive Vice President and General Manager of Imagineering, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

  During the Company's 1996 fiscal year, the Board of Directors held three meetings and took action 10 times by unanimous written consent. During the Company's past fiscal year, each member of the Board attended at least 75% of the meetings of the Board and Board Committees on which he or she served.

  The Compensation Committee, comprised of Messrs. Gimbel and Naitove and Ms. Jefferson, which makes determinations pertaining to the compensation of the Company's executive officers, held one meeting and took action by unanimous written consent one time during the past fiscal year. The Stock Option Committee, consisting of Howard Kaufman and Irwin Naitove, makes determinations pertaining to the grant of options under the Company's 1992 Incentive and Non-Qualified Stock Option Plan. During the Company's past fiscal year, the Stock Option Committee held one meeting and took action by unanimous written consent six times.

  The Board of Directors' Audit Committee, comprised of Messrs. Kaufman and Shack and Ms. Jefferson, reviews the performance of the Company's independent auditors, their fees and services and the scope of their audit. The selection of the independent auditors, however, is made by the Board as a whole. The Audit Committee held one meeting during the past fiscal year. The Board of Directors does not maintain a standing nominating committee, the customary functions of such committee being performed by the entire Board of Directors.

  All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers serve at the pleasure of the Board of Directors.

  Directors who are not officers of the Company receive a $10,000 annual retainer, plus reimbursement of reasonable out-of-pocket expenses. Pursuant to the Company's 1992 Incentive and Non-Qualified Stock Option Plan, each director who is not an officer of the Company and who does not provide legal or consulting services to the Company is entitled to receive, on the commencement of service as a director and on each anniversary thereof on which such director remains a director of the Company, options to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. Directors who are also officers of the Company do not receive any compensation for services rendered in their capacity as directors.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The following table sets forth the names and ages as of April 30, 1997 of executive officers of the Company and all offices held by each person.

                                                                              OFFICER
          NAME           AGE                      TITLE                        SINCE
          ----           ---                      -----                       -------
Morton J. Levy..........  75 Chairman of the Board of Directors and Chief      1995
                              Executive Officer
Barry Shapiro...........  55 President, Chief Operating Officer and Director   1995
                              of the Company
David Schwartz..........  37 Chief Financial Officer and Treasurer             1996
Seymour Rosenthal.......  66 Secretary                                         1996
Robert Pagano...........  42 Vice President--Marketing and Product Planning    1996
                             Vice President--Domestic Manufacturing
Scott Buske.............  47  Operations                                       1996
Larry Scott.............  47 Vice President of Sales                           1997

  See "Election of Directors" above for a description of Messrs. Levy's and Shapiro's occupations and prior engagements.

  DAVID SCHWARTZ was appointed Chief Financial Officer and Treasurer of the Company in November 1996. Mr. Schwartz is an officer of each of the Company's United States subsidiaries. From January 1996 through November 1996, Mr. Schwartz was self-employed as a consultant to a number of companies in the consumer products business. From May 1994 through December 1995, he was the Chief Financial Officer of Philips Industries, Inc., a distributor of women's hair and cosmetic accessories. From December 1990 through May 1994, Mr. Schwartz was the Controller of Ameriscribe Management Services, Inc., a provider of facilities management services.

  SEYMOUR ROSENTHAL was appointed Secretary of the Company in November 1996. Mr. Rosenthal has been the Director of Internal Operations for the Company since September 1995. From 1993 through 1995, he was a consultant working with various financial institutions in the workout of bankrupt organizations. During 1992, Mr. Rosenthal was the Manager of Operations of Sunweave Linens, a manufacturer and distributor of linens.

  ROBERT PAGANO returned to the Company in December 1995 and was appointed Vice President--Marketing and Product Planning of the Company in February 1996. From May 1994 through December 1995, Mr. Pagano was the Vice President for Research and Development at Toy Biz, Inc. Prior to that time, starting in November 1991 through May 1994, Mr. Pagano was Vice President--Marketing of the Joint Venture and then of the Company.

  SCOTT BUSKE was appointed Vice President of Domestic Manufacturing Operations in February 1996. Mr. Buske, for more than the past five years, was Chairman of the Board, President and Chief Executive Officer of Table Toys, Inc. In February 1996, immediately following Mr. Buske's employment by the Company, Table Toys, Inc. filed a petition under Chapter 11 of the federal bankruptcy laws.

  LARRY SCOTT was appointed Vice President of Sales of the Company in February 1997. From 1994 through 1996, Mr. Scott was the Vice President--Seasonal Product and Regional Sales Manager of Trendmasters, Inc., a manufacturer and distributor of toys. Prior to that time, starting in 1990, he was the Vice President of International Sales of Collegeville Imagineering, Inc.

                  PROPOSAL 2: AUTHORIZATION OF STOCK OPTIONS

  Morton J. Levy was appointed as a director of the Company in October 1992 and has served as the Company's Chairman of the Board and Chief Executive Officer since March 1995. In accordance with Mr. Levy's desire to step down as the Company's Chief Executive Officer, the Company has entered into an agreement with Mr. Levy which provides for a transition period for his successor and for Mr. Levy to be available to the Company in the future for advice and assistance. In recognition of Mr. Levy's contributions to the Company, the agreement provides for the issuance to Mr. Levy of two options, each for the purchase of up to 50,000 shares of Common Stock. The complete terms of the agreement with Mr. Levy are described under "Executive Compensation--Compensation Arrangements" below. The Company's Board of Directors has designated Barry Shapiro, currently the Company's President and Chief Operating Officer, to succeed Mr. Levy as Chief Executive Officer.

  In accordance with the agreement, on December 5, 1996, the Company's Stock Option Committee granted Mr. Levy an option to purchase up to 50,000 shares of Common Stock (the "December 5th Option") and Mr. Levy will be granted an additional option to purchase up to 50,000 shares of Common Stock on June 30, 1997 (the "June 30th Option"). Neither of such options is governed by the Company's 1992 Incentive and Non-Qualified Stock Option Plan. The December 5th Option and the June 30th Option are together hereinafter referred to as the "Options."

TERMS OF THE OPTIONS

  The exercise price of each Option is the closing price of the Common Stock on the Nasdaq National Market on the date of grant. Accordingly, the exercise price of the December 5th Option is $1.50 per share and the exercise price of the June 30th Option will be determined on June 30, 1997. The options are fully vested and exercisable on their respective grant date and expire ten years thereafter.

  The number of shares subject to the Options, the exercise price and other terms and conditions of the Options may be equitably adjusted by the Company's Stock Option Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including stock dividends, stock splits or a spin-off, reorganization, repurchase, combination or reclassification of shares, a merger or consolidation, change of control or similar events. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the Options will be adjusted, assumed, or, under certain conditions, will terminate, subject to the right of Mr. Levy to exercise the Options or comparable Options substituted at the discretion of the Company prior to such event. The Options are exercisable by Mr. Levy or his beneficiary notwithstanding the cessation of Mr. Levy's services to the Company.

  In connection with the acquisition of shares of Common Stock pursuant to the exercise of the Options, the Company's Stock Option Committee may authorize
(i) the extension of a loan by the Company, (ii) the payment of the purchase price of the Common Stock in installments, (iii) the guarantee by the Company of a loan obtained from a third party or (iv) such other reasonable arrangements to facilitate the exercise of the Options in accordance with applicable law. The last reported sale price of the Common Stock on the Nasdaq National Market on April 30, 1997 was $1.3125.

  Pursuant to the Nasdaq National Market-Issuer Designation Requirements, the issuance of an option to an officer or director of the Company must be approved at a meeting of Stockholders by the vote of a majority of the total votes cast at the meeting with respect to such approval. If the Stockholders shall fail to approve the Options at the 1997 Annual Meeting of Stockholders, the Company will negotiate alternative arrangements with Mr. Levy.

FEDERAL INCOME TAX CONSEQUENCES OF NON-QUALIFIED STOCK OPTIONS

  The Options are non-qualified stock options for tax purposes. Mr. Levy will not realize any income for Federal income tax purposes on the grant of the Options. He will realize ordinary income for Federal income tax purposes on the exercise of an Option in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price thereof. The amount realized for tax purposes by Mr. Levy by reason of the exercise of an Option is subject to withholding by the Company and the Company is entitled to a deduction in an amount equal to the income so realized by Mr. Levy.

  Provided that Mr. Levy satisfies certain holding period requirements provided by the Code, he will realize a long-term capital gain or loss, as the case may be, if the shares issued upon exercise of the Options are disposed of more than one year after the shares are transferred to him. The amount recognized upon such disposition will be the difference between Mr. Levy's basis in such shares and the amount realized upon such disposition. Mr. Levy's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the Option.

REQUIRED VOTE

  The affirmative vote of a majority of the total votes cast at the meeting is required to approve the grant of the Options.

  The following resolution will be submitted to the Stockholders for approval at the 1997 Annual Meeting of Stockholders:

  Resolved, that the Common Stock purchase option granted by the Company to Morton J. Levy on December 5, 1996, and the Common Stock purchase option to be granted by the Company to Morton J. Levy on July 1, 1997, each as described in the Company's Proxy Statement dated May 2, 1997, are hereby approved and ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                            EXECUTIVE COMPENSATION

  The Summary Compensation Table below sets forth certain information concerning compensation paid or accrued in 1996 to the Chief Executive Officer of the Company and the three executive officers whose total salary and bonus in 1996 exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                     LONG-TERM
                                                    COMPENSATION
                                                    ------------
                              ANNUAL COMPENSATION
   NAME AND PRINCIPAL         ---------------------   OPTIONS       ALL OTHER
        POSITION         YEAR SALARY($) BONUS($)(1)  AWARDED(#)  COMPENSATION($)
   ------------------    ---- --------  ----------- ------------ ---------------
Morton J. Levy(2)....... 1996 229,327      9,300       50,000           --
 Chairman of the Board   1995 166,833        --        85,000           --
 and Chief Executive
 Officer
Barry Shapiro(3)........ 1996 217,778      7,750       30,000           --
 President and Chief
 Operating Officer       1995 185,000        --        39,000        45,801(4)
Michael Vastola (5)..... 1996 143,238        --           --         37,500(6)
 Vice President--Finance 1995 121,446        --        40,000           --
 and Chief Financial
 Officer
Robert Pagano(7)........ 1996 142,850      2,000       20,000           --
 Vice President--
 Marketing and Product
 Planning

--------
(1) Represents bonuses to be paid in 1997 relating to the 1996 fiscal year.
(2) Mr. Levy was appointed as Chief Executive Officer of the Company in 1995.
(3) Mr. Shapiro was appointed as an executive officer of the Company at the end of 1994.
(4) Includes a $35,470 housing allowance paid to Mr. Shapiro while he served as Managing Director of the Company's Hong Kong subsidiaries.
(5) Mr. Vastola was appointed as an executive officer of the Company in 1995. As of November 15, 1996, he is no longer employed by the Company.
(6) Represents amounts paid to Mr. Vastola at the time he left the Company's employment.
(7) Mr. Pagano was appointed as an executive officer of the Company in 1996.

  The following table sets forth certain information with respect to options to purchase Common Stock granted in fiscal year 1996 under the Company's 1992 Incentive and Non-Qualified Stock Option Plan for the executive officers named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL
                                                                                     REALIZABLE
                                                                                      VALUE AT
                                                                                   ASSUMED ANNUAL
                                                                                   RATES OF STOCK
                                                                                       PRICE
                                                                                    APPRECIATION
                                                                                        FOR
                                            INDIVIDUAL GRANTS                       OPTION TERM
                         --------------------------------------------------------- --------------
                                             PERCENT OF TOTAL
                                             OPTIONS GRANTED  EXERCISE
                                             TO EMPLOYEES IN   PRICE    EXPIRATION
          NAME           OPTIONS GRANTED (#)       1996       ($/SHARE)    DATE    5%($)  10% ($)
          ----           ------------------  ---------------- --------  ---------- ------ -------
Morton J. Levy..........       50,000              22.6%       1.500     12/04/06  47,167 119,531
Barry Shapiro...........       30,000              13.6%       1.500     12/04/06  28,300  71,718
Robert Pagano...........       10,000               4.5%       3.625     02/21/06     --    7,519
                               10,000               4.5%       1.500     12/04/06   9,433  23,906

  The following table details the value on December 31, 1996 of options to purchase Common Stock held by the executive officers named in the Summary Compensation Table above.

                         FISCAL YEAR END OPTION VALUES

                                                                      VALUE OF UNEXERCISED
                         NUMBER OF UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                 DECEMBER 31, 1996                      DECEMBER 31, 1996(1)
                         -------------------------------------    ------------------------------
 NAME                     EXERCISABLE(#)      UNEXERCISABLE(#)    EXERCISABLE($) UNEXERCISABLE($)
 ----                    ----------------    -----------------    -------------  ---------------
Morton J. Levy..........             120,000              40,000        --              --
Barry Shapiro...........              18,200              76,800        --              --
Robert Pagano...........                 --               20,000        --              --
Michael Vastola.........               8,000                 --         --              --

--------
(1) Based on closing price of the Common Stock on the Nasdaq National Market on December 31, 1996 of $1.3125 per share.

COMPENSATION ARRANGEMENTS

  The Compensation Committee has established a company wide bonus pool to enable employees of the Company to participate in the Company's profits in 1996 and 1997. The pool consists of 20% of the first $1,000,000 of pre-tax earnings, 15% of the next $1,000,000 of pre-tax earnings and 10% of all pre-tax earnings over $2,000,000 for each year. In respect of 1996, Mr. Levy and Mr. Shapiro are entitled to receive 30% and 25% respectively, of the pool and the remaining 45% of the pool is distributed to the employees of the Company, subject to the discretion of Messrs. Levy and Shapiro.

  In December 1996, Mr. Levy entered into an agreement with the Company which provides for Mr. Levy to (i) relinquish the post of Chief Executive Officer of the Company on July 1, 1997, (ii) render consulting services to the Company thereafter and (iii) remain as Chairman of the Board. Until June 30, 1997, Mr. Levy will receive a base salary at the rate of $225,000 per annum. Mr. Levy will receive one-half of the amount he would otherwise have been entitled to under the 1997 bonus pool as if he were employed by the Company for all of 1997. The Company will pay Mr. Levy at the rate of $100,000 per annum during the period from July 1, 1997 through December 31, 1997; $75,000 per annum during the period from January 1, 1998 through December 31, 1998; and $50,000 per annum during the period from January 1, 1999 through December 31, 1999. Such payments will be made to Mr. Levy's beneficiary in the event of his death. Through December 31, 1999, the Company will provide Mr. Levy with the use of an office, telephone and secretarial services. In addition, on December 5, 1996, the Company granted Mr. Levy a fully vested and exercisable ten year option to purchase up to 50,000 shares of Common Stock at an exercise price of $1.50 per share. The Company has agreed to grant to Mr. Levy an additional fully vested and exercisable ten year option to purchase up to 50,000 shares of the Common Stock on June 30, 1997 at an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on such date. Neither of such options is governed by the Company's stock option plan. Both of such options will remain outstanding for their full term until exercised, whether or not Mr. Levy is still a director or consultant to the Company.

  In February 1996, the Board approved an agreement with Mr. Shapiro which provided that if the Company was acquired during 1996 and Mr. Shapiro was terminated as a consequence thereof, Mr. Shapiro would be paid an amount equal to his 1996 base salary.

PERFORMANCE MEASUREMENT COMPARISON

  The following graph sets forth as of December 31, 1996, the cumulative total stockholder return on the Common Stock compared with the cumulative total return of a broad equity market index (Nasdaq Index) and a peer group common stock index. The Nasdaq Index is comprised of all companies which trade on the Nasdaq Stock Market and the peer group common stock index is comprised of those public companies whose business activities fall within the same Standard Industrial Classification Code as the Company. The total return assumes a $100 investment on October 1, 1992 (the date of the initial public offering of the Common Stock) and reinvestment of dividends in the Common Stock and in each index. Each index is weighted by outstanding shares.

                  COMPARISON OF CUMULATIVE TOTAL RETURN OF THE
                        COMMON STOCK, PEER GROUP COMMON
                          STOCK INDEX AND NASDAQ INDEX



                                                         FISCAL YEAR ENDING
                                        1992      1992     1993     1994     1995     1996
Just Toys, Inc Common Stock              100    112.24    51.02    15.31    11.73    10.71
Peer Group Common Stock Index            100     96.73   112.26   104.25   138.27   165.99
NASDAQ Index                             100    108.57   130.23   136.73   177.35   220.39

REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors consists of Messrs. Gimbel and Naitove and Ms. Jefferson. The Compensation Committee determines the compensation of the Company's Chief Executive Officer and President and sets policies for and reviews with the Chief Executive Officer and President the compensation of the other executive officers identified in the Summary Compensation Table above and the Company's other principal executives. The Company's executive compensation packages are comprised primarily of base salaries, performance based bonus awards and stock options. It is the philosophy of the Compensation Committee that a substantial portion of a senior executive officer's compensation be directly related to the performance of the Company. Individual compensation is reviewed on the basis of various considerations, including Company performance, individual performance, position tenure, and internal comparability.

  In March 1995, the Company employed Mr. Levy as Chairman of the Board and Chief Executive Officer for a base annual salary of $225,000. Mr. Levy's salary was the result of negotiations between Mr. Levy and the other members of the Board of Directors at the time of his retention. The Board sought to compensate Mr. Levy fairly to reflect his extensive experience in the toy industry and the substantial difficulties facing the Company at the time of his retention. Prior to becoming an officer of the Company, Mr. Levy had received options to purchase 25,000 shares of the Common Stock in connection with his service as a director and consultant to the Company. In keeping with the Company's philosophy that a substantial portion of an executive's compensation be performance based, from his appointment as Chief Executive Officer through November 1996, Mr. Levy received options to purchase an additional 85,000 shares of Common Stock having exercise prices equal to or higher than the fair market value of the Common Stock on the date of grant of such options.

  In accordance with Mr. Levy's desire to step down as the Company's Chief Executive Officer, in December 1996 the Company entered into an agreement with Mr. Levy which provides for an orderly transition to his successor and for Mr. Levy to be available to the Company in the future for advice and assistance. On July 1, 1997, Mr. Levy will relinquish the post of Chief Executive Officer of the Company, will render consulting services to the Company thereafter and will remain as Chairman of the Board. The Company will pay Mr. Levy at the rate of $100,000 per annum from July 1, 1997 through December 31, 1997 and $75,000 and $50,000, respectively, during 1998 and 1999. Mr. Levy will receive one-half of the amount he would have been entitled to under the 1997 bonus pool as if he were employed by the Company for all of 1997. In recognition of Mr. Levy's contributions to the Company, Mr. Levy was granted a fully vested stock option for 50,000 shares of Common Stock in December 1996 and will be granted an additional fully vested stock option for 50,000 shares of Common Stock in June 1997 having exercise prices equal to the fair market value of the Common Stock on the date of grant. See "Proposal 2: Authorization of Stock Options" above. The complete terms of the agreement with Mr. Levy are described under "Executive Compensation--Compensation Arrangements" above.

  During 1996, the compensation of the other executive officers identified in the Summary Compensation Table and the Company's other principal executives consisted of a combination of base salary and stock options. The Compensation Committee has also established a Company-wide bonus pool to enable management employees of the Company to participate in the Company's profits for 1996 and 1997. The pool consists of 20% of the first $1,000,000 of pre-tax earnings, 15% on the next $1,000,000 of pre-tax earnings and 10% of all pre-tax earnings over $2,000,000 for each year. In respect of 1996, Mr. Levy and Mr. Shapiro are entitled to receive 30% and 25% respectively, of the pool and the remaining 45% of the pool is distributed to certain employees of the Company, at the discretion of Messrs. Levy and Shapiro.

  The Company's stock option program is designed to further align the interest of the executives with those of the stockholders at large. Options are granted with exercise prices equal to or above market on the grant date and vest, generally, in 20% increments over a period of five years. This approach is designed to incentivise creation of stockholder values over the long term since the full benefit of the option cannot be realized unless price appreciation occurs over a number of years and the executive is rewarded only to the extent that stockholders at large have benefited. The Company does not issue options to executives on any fixed basis preferring to maintain a flexible program.

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers unless such compensation is paid pursuant to performance standards prescribed under Section 162(m). Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure grants under future stock option plans in a manner that complies with this requirement. The Company does not anticipate that the compensation package for the Chief Executive Officer or any of the four most highly compensated executive officers, will exceed $1,000,000 as contemplated by
Section 162(m) within the next year. The Company has not found it necessary to address the issue of Section 162(m) in respect of compensation paid in excess of $1,000,000.

Roger Gimbel
Charmaine Jefferson
Irwin Naitove

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Gimbel is the Chief Executive Officer and President of RGA and is a stockholder in another company, each of which provided certain administrative and warehouse services to either the Company or its Hong Kong subsidiaries during 1996. See "Certain Relationships and Related Transactions" directly below.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 1996, the Company incurred expenses of $260,000 and $17,800, respectively, for computer-related services and warehouse services provided by RGA. Mr. Gimbel, Vice Chairman of the Company's Board of Directors is Chief Executive Officer and President of RGA. The Company incurred expenses of $123,000 in 1996 for computer-related services provided to the Company's Hong Kong subsidiaries by a company of which Mr. Gimbel is a stockholder. During 1996, the Company terminated all such arrangements.

  Mr. Shack, a director of the Company, is a member of the law firm of Shack & Siegel, P.C., which is general counsel to the Company. In 1996, the Company paid approximately $350,000 in legal fees to such firm.

       PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

  The following disclosures are required by the rules and regulations of the Securities Exchange Commission in connection with the Company's decision to change its independent auditors in 1995.

  The Company determined to change its independent auditors and accordingly dismissed Richard A. Eisner & Company, LLP ("Eisner") as its independent auditors effective as of November 8, 1995. The decision to change independent auditors was unanimously approved by the Company's Board of Directors including all members of the Audit Committee of the Board of Directors.

  During the Company's two most recently completed fiscal years and the subsequent interim period up to the date of the change of accountants (November 8, 1995), there were no disagreements between the Company and Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Eisner, would have caused it to make reference to the matter of disagreement in its report. During the two most recently completed fiscal years and the subsequent interim period up to the date of the change of accountants (November 8, 1995), the Company was not advised by Eisner of any of the reportable events listed in Item 304(a)(1)(v)(A) through
(D) of Regulation S-K (the "Regulation").

  The audit report of Eisner on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 1993 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of Eisner on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 1994 contained a statement regarding the uncertainty of the Company to continue as a going concern. In addition, the report noted that the Company adopted the method of accounting for certain investments in debt and equity securities prescribed by Statement of Financial Accounting Standards No. 115.

  Effective November 13, 1995, the Company retained Ernst & Young LLP ("E&Y") as its independent auditors. E&Y had previously served as independent auditors for the Company's Hong Kong subsidiaries for the fiscal year ended December 31, 1994. During the Company's two most recently completed fiscal years and the interim period prior to the engagement of E&Y, the Company (or someone on its behalf) did not consult E&Y regarding either (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as such term is used in Item 304(a)(1)(iv) of the Regulation and the related instruction to Item 304 of the Regulation) or any of the reportable events listed in Item 304(a)(1)(v)(A) through (D) of the Regulation.

  It is proposed that the stockholders ratify the appointment by the Board of Directors of E&Y as the independent auditors of the Company for the fiscal year ending December 31, 1997. The Company expects a representative of E&Y to be present at the annual meeting who will respond to appropriate questions submitted by stockholders and will make such statements as he or she may desire.

  Approval by the stockholders of the appointment of independent auditors is not required, but the Company's Board of Directors deems it desirable to submit this matter to the stockholders. If a majority of the votes cast at the meeting should not ratify the selection of E&Y, the selection of independent auditors will be reconsidered by the Board of Directors. Even if the selection is ratified, the Company's Board of Directors reserves the right to appoint, and at its discretion, may direct the appointment of, any other independent certified public accounting firm at any time if the Company's Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such forms it has received and written representations that no Form 5 is required to be filed, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1996.

                               VOTING PROCEDURES

  Pursuant to Securities and Exchange Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and boxes are provided on the proxy card for stockholders to mark if they wish to abstain on Proposals 2 or 3. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. Abstentions in connection with Proposals 2 or 3 are not counted in determining the votes cast with respect to such proposals and will have no effect on the vote.

  Under the rules of the National Association of Securities Dealers, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote upon the election of directors and Proposals 2 and 3. Under the General Corporation Law of the State of Delaware, a broker non-vote will have no effect on the outcome of the election of directors or upon Proposal 2 or 3.

                                 OTHER MATTERS

MANNER AND EXPENSES OF SOLICITATION

  The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

  It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute, and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

DISCRETIONARY AUTHORITY TO VOTE PROXY

  As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action, but if any other matters properly come before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

ANNUAL REPORT

  The Annual Report of the Company for 1996, including financial statements, accompanies this proxy statement.

SUBMISSION OF STOCKHOLDER PROPOSALS

  Stockholder proposals in respect of matters to be acted at the Company's 1998 Annual Meeting of Stockholders should be received by the Company on or before January 2, 1998 in order that they may be considered for inclusion in the Company's proxy materials.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON APRIL 30, 1997 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFORE MAILED TO THE COMPANY'S OFFICES, 50 WEST 23RD STREET, NEW YORK, NEW YORK 10010, ATTENTION: SECRETARY. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.

                                          By Order of the Board of Directors

                                          Seymour Rosenthal
                                          Secretary

Dated: May 2, 1997

Genpalagreement

                                JUST TOYS, INC.

                                  STOCK OPTION


     OPTION dated this 5th day of December 1996 (the "Effective Date"), granted by Just Toys, Inc., a Delaware corporation (hereinafter the "Company"), to Morton J. Levy (the "Holder").

     WHEREAS, the Company desires to afford the Holder the opportunity to purchase shares of its Common Stock, par value $.01 per share (the "Common Stock"), as hereinafter provided; and

     WHEREAS, on December 5, 1996, the Board of Directors authorized the grant of the option conferred hereby to the Holder.

     NOW, THEREFORE, in consideration of the foregoing premises, the Company hereby agrees as follows:

     1.  Grant of Option.  The Company hereby grants to the Holder an option
         ---------------
(the "Option") to purchase up to an aggregate of 50,000 shares of Common Stock (such number of shares being subject to adjustment as provided in paragraph 5 hereof) on the terms and subject to the conditions hereinafter set forth. The Holder shall not have any of the rights of a shareholder of the Company with respect to the shares of Common Stock covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option.

     2.  Purchase Price.  The purchase price per share of the shares of Common
         --------------
Stock to be issued upon exercise of the Option shall be the closing price of a share of the Common Stock on the Nasdaq National Market on the Effective Date.

     3.  Expiration Date; Vesting of Option.  (a) Subject to the provisions of
         ----------------------------------
paragraph 5 hereof, the Option shall expire at 5:00 P.M. New York time on December 4, 2006 (the "Expiration Date"), and any portion of the Option remaining unexercised after such time shall be cancelled without further notice or action.

     (b) The Option may be exercised in full or in installments at any time after the Effective Date and prior to the Expiration Date.

     4.  Non-Transferability.  The Option, and the rights and privileges
         -------------------
conferred hereby, are not transferable by the Holder other than by will or under the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall render the Option null and void.

     5.  Adjustments.   (a) New option rights may be substituted for the Option,
         -----------
or the Company's duties as to the Option may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of Sections 5.1(b) and (c) hereof, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for and substantially equivalent to, the Option, or assume the Option, the Option shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding shares of Common Stock in a single transaction; provided, however, that the Holder shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired portion of the Option whether or not then exercisable.

     (b) The existence the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (c) In the event that the Stock Option Committee (the "Committee") of the Company's Board of Directors determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock subject to the Option and (ii) the exercise price with respect to the Option or, if deemed appropriate, make provision for a cash payment to the Holder. Without limiting the generality of the foregoing, any such adjustment shall be deemed to have prevented any dilution and enlargement of the Holder's rights if the Holder receives in any such adjustment rights which are substantially similar (after taking into account the fact that the Holder has not paid the applicable exercise price) to the rights the Holder would have received had he exercised the Option and become a shareholder of the Company immediately prior to the event giving rise to such adjustment.

     (d) Adjustments and elections under this Section 5 shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive.

     6.  Securities Regulations.  (a) If at any time the Company's Board of
         ----------------------
Directors shall in its discretion determine that the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in connection with the issuance or purchase of such shares hereunder, the Option shall not be exercisable in whole or in part unless such listing, registration, qualification, approval or consent shall have been effected or obtained free from any conditions not reasonably acceptable to the Company's Board of Directors.

     (b) Unless at the time of the exercise of the Option and the issuance of the shares of Common Stock purchased by the Holder pursuant thereto there shall be in effect as to such shares a Registration Statement under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission"), the Holder shall deliver to the Company at the time of exercise, a certificate in a form reasonably satisfactory to the Company and/or counsel to the Company (i) acknowledging that the shares of Common Stock so acquired may be "restricted securities" within the meaning of Rule 144 promulgated under the Act; (ii) certifying that he is acquiring the shares of Common Stock issuable to him upon such exercise for the purpose of investment and not with a view to their sale or distribution; and (iii) containing the Holder's agreement that such shares of Common Stock may not be sold or otherwise disposed of except in accordance with applicable provisions of the Act. The Company shall not be required to issue or deliver certificates for shares of Common Stock until there shall have been compliance with all applicable laws, rules and regulations, including rules and regulations of the Commission.

     7.  Loans and Financial Accommodations to Holder.  (a) In order to assist
         --------------------------------------------
the Holder with the acquisition of shares of Common Stock pursuant to the exercise of the Option, including the payment of any taxes resulting from such exercise, the Committee may, in its discretion authorize (i) the extension of a loan to the Holder by the Company, (ii) the payment by the Holder of the purchase price of such shares in installments, (iii) the guarantee by the Company of a loan obtained by the Holder from a third party or (iv) such other reasonable arrangements to facilitate the exercise of the Option in accordance with applicable law.

     (b) The Committee or the Board of Directors shall determine the terms of any loan or guarantee made pursuant hereto, including the interest rate and other terms of repayment thereof, and whether such loan or guarantee shall be secured or unsecured. Each loan shall be evidenced by a promissory note having a maximum term to maturity of not more than sixty (60) months. The maximum amount of any loan or guarantee shall be the option price for shares purchased upon exercise of the Option plus (i) related interest payments and (ii) the amount of tax liability incurred by the Holder as a result of the exercise of the Option. No amount loaned to the Holder and no amount the repayment of which is guaranteed by the Company shall be used for any purpose other than payment of (i) the purchase price of shares acquired upon the exercise of the Option, (ii) taxes attributable to such exercise and (iii) interest.

     8.  Method of Exercising Option.  (a) The Option (or installments thereof)
         ---------------------------
may be exercised by executing and delivering an Option Exercise Notice in the form attached hereto as Exhibit A. Such notice shall be accompanied by payment
                        ---------
of the full purchase price as follows: (i) in cash (including check, bank draft or money order) payable to the order of the Company or (ii) at the discretion of the Committee, by delivering to the Company shares of Common Stock already owned by the Holder, and having a fair market value (as defined in paragraph 8(b)) on the date of exercise equal to the option price or a combination of such shares and cash, or (iii) by any other proper method specifically approved by the Committee.

     (b) For the purpose of any computation under paragraph 8(a) of the fair market value per share of Common Stock, such value shall be deemed to mean (i) if the of Common Stock is quoted on the Nasdaq National Market System or listed on a national securities exchange, the closing price on such market or such exchange, (ii) if the of Common Stock is not quoted on the Nasdaq National Market System or listed on a national securities exchange, the mean between the closing bid and asked prices of publicly-traded shares of Common Stock in the over-the-counter market as reported on the Nasdaq system or by any nationally recognized quotation service selected by the Company, or (iii) if the Common Stock is not then publicly-traded, as determined, in good faith, by the Committee, on the date of exercise of the Option, or if such date shall not be a day during which shares of Common Stock were traded, then on the next date immediately preceding such date during which such trades were effected.

     (c) If the Option should be exercised in part only, the Company shall, upon surrender of the Option for cancellation, execute and deliver a new option evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. All shares purchased hereunder shall be deemed to be fully paid and non-assessable.

     9.  Conditions to Issuance of Shares.  The Company shall not be required to
         --------------------------------
issue any certificate for shares of Common Stock purchased upon the exercise of the Option unless such shares are at the time of such exercise listed on the Nasdaq National Market or any national securities exchange on which the Common Stock may then be listed.

     10.  General.  (a)  The Option shall be construed in accordance with the
          -------
laws of the State of New York and shall be binding upon the Company and inure to the benefit of the Holder and any successors of the business of the Company, but, except as provided for herein, neither the Option nor any rights or privileges conferred hereunder shall be assignable by the Holder.

     (b) The Company may establish from time to time, appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of the Option. The Holder shall pay the Company all such amounts requested by the Company to permit the Company to take any deduction available to it resulting from the exercise of the Option. The Company may also establish, from time to time, appropriate procedures to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event, and the Holder will comply with all such procedures so established.

     IN WITNESS WHEREOF, the Company has caused the Option to be duly executed by its duly authorized officer, on the day and year first above written.

                             JUST TOYS, INC.



                             By: /s/ Barry Shapiro
                                 -----------------
                                 Barry Shapiro
                                 President and Chief Operating Officer


Agreed to and Accepted:


/s/ Morton J. Levy
------------------
Morton J. Levy

                                                                       EXHIBIT A
                                                                       ---------

                         FORM OF OPTION EXERCISE NOTICE
                         ------------------------------



                                             ____________ __, ____


Just Toys, Inc.
50 West 23rd Street
New York, New York 10010

Attention:  President

Ladies and Gentlemen:

          The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ________ shares of Common Stock at $__________ per share for an aggregate purchase price of $__________________. Enclosed is payment of the purchase price as follows (check applicable box):

[ ]  1.   Payment in Cash.

          Check, bank draft or money order in the aggregate amount of the exercise price, payable to Just Toys, Inc.

[ ]  2.   Payment with Common Stock or Common Stock and Cash.

         (a) Delivery of Certificate No.(s)__________ representing ________ shares of Common Stock, duly endorsed to Just Toys, Inc. The shares of Common Stock evidenced by such certificate have been valued at $_______ per share, in accordance with Section 8(b) of the Option. I understand that if the enclosed certificate represents more full shares of Common Stock than are necessary to cover the exercise price, the Company will deliver to the undersigned a certificate covering the excess number of full shares.

         (b) Check, bank draft or money order for the remaining exercise price of $__________, payable to Just Toys, Inc. (required if a fractional share is involved or if payment is being made only partly with Common Stock).

          Please have the certificate representing said shares forwarded to me as indicated below.

          Instructions:  PLEASE PRINT YOUR NAME BELOW (FIRST, MIDDLE INITIAL,
          -------------
LAST). If joint tenancy is requested, please mark the box below and list both names in full.


         Mr.________________    Soc. Sec. #__________________
         Mrs._______________    Soc. Sec. #__________________
         Miss_______________    Soc. Sec. #__________________
         Ms.________________    Soc. Sec. #__________________


               Joint Tenancy [ ]


          Street Address _______________________________________

          City ________________ State ___________ Zip Code _____


                                    Very truly yours,


                                    ________________________
                                          (Signature)



                                    ________________________
                                          (Signature)

                                JUST TOYS, INC.
                   Proxy Solicited by the Board of Directors
                    for the Annual Meeting of Stockholders
                                 June 3, 1997

UNDERSIGNED, revoking all previous proxies, hereby appoints MORTON J. LEVY, BARRY SHAPIRO and DONALD D. SHACK, or any of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of JUST TOYS, INC. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 3, 1997 at 10:00 A.M. local time at the Company's showroom at 200 Fifth Avenue, New York, New York, and at all adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the Proxy Statement dated May 2, 1997.

                              (SEE REVERSE SIDE)

[X]  Please mark your
     votes as in this
     example using
     dark ink only

1.   Election of a board of seven directors

                                 WITHHOLD
         VOTE                    AUTHORITY
         FOR                    TO VOTE FOR
         [ ]                        [ ]

NOMINEES:  Roger Gimbel, Charmaine Jefferson,
           Howard Kaufman, Morton J. Levy,
           Irwin Naitove, Donald D. Shack,
           Barry Shapiro

For except vote withheld from the following nominee(s).


2.   Approval of the following resolution:
                                                           FOR  AGAINST  ABSTAIN
     Resolved, that the Common Stock purchase option        [ ]    [ ]     [ ]
     granted by the Company to Morton J. Levy on December 5, 1996, and the Common Stock purchase option to be granted by the Company to Morton J. Levy on July 1, 1997, each as described in the Company's
     Proxy Statement dated May 2, 1997, are hereby approved and ratified.

3.   Ratification of the appointment of Ernst & Young LLP   [ ]    [ ]     [ ]
     as independent auditors for the 1997 fiscal year.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEMS 2 and 3.

                                      Date:     , 1997                          Date:  ,1997
--------------------------------------     -----      --------------------------
                Signature                             Signature if held jointly

NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation, officer, attorney, agent, trustee or guardian, etc., please add your full title to your signature.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.